BWX Technologies Reports Strong Fourth Quarter 2019 Results, Setting New Year-End Highs for Revenue, Earnings and Backlog

•	4Q19 GAAP EPS of $0.64; non-GAAP EPS of $0.71; revenue up 5% vs. 4Q18

•	2019 GAAP EPS of $2.55; non-GAAP EPS of $2.62; revenue up 5% vs. 2018

•	Reports record consolidated backlog of $5.3 billion

•	Announces 12% quarterly dividend increase to $0.19 per share

•	Issues 2020 guidance: non-GAAP EPS of ~$2.80; consolidated revenue growth of ~8%
Lynchburg, VA - Feb. 24, 2020 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported fourth quarter 2019 revenue of $501 million, a 5% increase compared with $478 million in the fourth quarter of 2018. GAAP net income for the fourth quarter 2019 was $61.4 million, or $0.64 per diluted share, compared with GAAP net income of $21.9 million, or $0.22 per diluted share, in the prior-year period. Non-GAAP net income for the fourth quarter 2019 was $67.9 million, or $0.71 per diluted share, compared with non-GAAP net income of $73.0 million, or $0.74 per diluted share, in the prior-year period.

2019 revenue set a new record at nearly $1.9 billion, a 5% increase compared to $1.8 billion in 2018. GAAP net income for 2019 was $244 million, or $2.55 per diluted share, compared with GAAP net income of $227 million, or $2.27 per diluted share, in 2018. Non-GAAP net income for 2019 was $251 million, or $2.62 per diluted share, compared with non-GAAP net income of $239 million, or $2.39 per diluted share, in 2018. A reconciliation of non-GAAP results is detailed in Exhibit 1.

"We had an exceptionally strong finish to 2019 that resulted in new highs in revenue, earnings and backlog for the year," said Rex D. Geveden, president and chief executive officer. "We continued to make solid progress on our strategic initiatives across the company, while delivering high-quality products and services to our customers. We believe our progress in 2019 coupled with our record backlog of $5.3 billion sets us up on a continued growth trajectory for our businesses in the future resulting in long-term value for our shareholders.”

"Our focus in 2020 will be the continued capitalization of our Navy franchise while simultaneously ramping to a full-year production cadence on the first Columbia-Class nuclear propulsion system. We will be increasing capital investments in medical isotopes as we drive advancements towards major milestones to commercialize our moly-99 production line, and will seek new bidding opportunities in nuclear services and emerging government programs in microreactor development.”

Segment Results
Nuclear Operations Group (NOG) segment revenue was $371 million for the fourth quarter of 2019, a 6% increase from the prior-year period, driven primarily by higher long-lead material purchases, partially offset by lower downblending. Full-year segment revenue set a new record at over $1.4 billion, an 8% increase compared with 2018, as a result of higher nuclear components volume and long-lead material purchases, partially offset by lower downblending.

NOG operating income was $71.8 million in the fourth quarter of 2019, $19.3 million lower when compared with the prior-year period, primarily driven by higher volume and long-lead material purchases, more than offset by higher prior-year positive EAC adjustments to backlog contracts. Full-year segment operating income was $298 million, a 10% increase compared with the prior year, driven by the absence of missile tube charges and higher long-lead material purchases, partially offset by lower downblending. Fourth quarter and full-year 2019 segment operating margins were 19.4% and 20.9%, respectively.

Nuclear Power Group (NPG) segment revenue was $97.2 million for the fourth quarter of 2019, a 1% decrease from the prior-year period, due to higher volume from component manufacturing more than offset by lower field service and fuel handling activity. Full-year segment revenue was $353 million, a 4% decrease compared with the prior year, primarily from higher component manufacturing and the medical isotope acquisition more than offset by lower field service, fuel and fuel handling and lower revenue from the China steam generator project.

NPG GAAP and non-GAAP operating income was $17.4 million and $19.7 million respectively in the fourth quarter of 2019, a 27% and a 44% respective increase from the prior-year period, driven primarily from a reduction in an Asset Retirement Obligation and higher volume from component manufacturing partially offset by lower field services and the absence of the China steam generator project. Full-year segment GAAP and non-GAAP operating income was $53.8 million and $56.4 million respectively, a 3% and an 8% respective increase compared with the prior year, driven by a reduction in an Asset Retirement Obligation, higher volume from component manufacturing and the medical isotope acquisition, partially offset by lower field service activity. Fourth quarter and full-year 2019 GAAP segment operating margins were 17.9% and 15.3%, respectively. Fourth quarter and full-year 2019 non-GAAP segment operating margins were 20.2% and 16.0%, respectively.

Nuclear Services Group (NSG) segment GAAP and non-GAAP operating income was $5.6 million and $8.2 million respectively for the fourth quarter of 2019, compared with $9.2 million for the fourth quarter of 2018, primarily as a result of lower costs more than offset by lower contract income. Full-year GAAP and non-GAAP segment operating income results for 2019 were $14.2 million and $17.1 million respectively, down $6.1 million and $3.2 million respectively when compared with the prior year, primarily driven by higher performance on contracts more than offset by contract completions and higher bid and proposal activity.

Liquidity and Debt
The Company generated $188 million of net cash from operating activities in the fourth quarter of 2019 compared with $178 million in the prior-year period. At the end of the fourth quarter 2019, the Company’s cash and short-term investments position, net of restricted cash, was $92.4 million.

As of December 31, 2019, the Company had gross debt of $832 million and $67.6 million in letters of credit issued under the Company's revolving credit facility. Gross debt included $400 million in senior notes, $272 million in term loans and $160 million in borrowings under the Company’s revolving credit facility. The Company had $272 million in remaining availability under its revolving credit facility.

Capital Deployment
The Company returned $16.2 million in dividends to shareholders during the fourth quarter 2019, bringing the total to $85.4 million of cash returned year-to-date including $20.0 million in share repurchases and $65.4 million in dividends. As of December 31, 2019, total remaining share repurchase authorization was $165 million.

On February 21, 2020, BWXT’s Board of Directors declared a quarterly cash dividend of $0.19 per common share. The dividend will be payable on March 26, 2020, to shareholders of record on March 9, 2020.

2020 Guidance

•	Non-GAAP EPS of ~$2.80 (excludes pension and post-retirement benefits mark-to-market)

•	Consolidated revenue growth of ~8%

•	NOG revenue growth of ~9%

•	NPG revenue growth of ~5%

•	Operating income and margin

•	NOG operating margin in the “high teens” with upside potential from CAS pension reimbursement

•	NPG operating margin of ~13%

•	NSG operating income of ~$25 million

•	Unallocated corporate expenses of ~$20 million

•	Other segment operating expense primarily R&D of ~1% of revenue

•	Other income primarily related to pension and other post-employment benefits of ~$37 million

•	Non-GAAP effective tax rate of ~23%

•	Capital expenditures of ~$270 million

Long-term Guidance
BWXT reiterated long-term guidance that excluding the benefit of tax reform, the Company anticipates a non-GAAP EPS compound annual growth rate (CAGR) in the low-double digits over a three to five year period from 2017 based on a robust organic growth strategy and balance sheet capacity.

The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.

Conference Call to Discuss Fourth Quarter and Full Year 2019 Results
Date:            Tuesday, February 25, 2020, at 8:30 a.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com

Full Earnings Release Available on BWXT Website
BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for the NOG, NPG and NSG segments including the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes; and our 2020 guidance and long-term guidance. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Va., BWXT provides safe and effective nuclear solutions for national security, clean energy, environmental remediation, nuclear medicine and space exploration. With approximately 6,600 employees, BWXT has 12 major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Director, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended December 31, 2019
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Impairment Costs	Acquisition Related Costs	Non-GAAP

Operating Income	$82.9	$—	$4.9	$0.2	$87.9
Other Income (Expense)	(4.3)	3.6	—	—	(0.6)
Provision for Income Taxes	(17.1)	(0.9)	(1.3)	(0.0)	(19.3)
Net Income	61.6	2.7	3.6	0.1	68.0
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	(0.1)
Net Income Attributable to BWXT	$61.4	$2.7	$3.6	$0.1	67.9

Diluted Shares Outstanding	95.9				95.9
Diluted Earnings per Common Share	$0.64	$0.03	$0.04	$0.00	$0.71

Effective Tax Rate	21.7%				22.1%

NPG Operating Income	$17.4		$2.3		$19.7
NSG Operating Income	$5.6		$2.6		$8.2

Three Months Ended December 31, 2018
	GAAP	Pension & OPEB MTM (Gain) / Loss		One Time Tax (Benefit) / Losses	Non-GAAP

Operating Income	$103.1	$—	$—	$—	$103.1
Other Income (Expense)	(71.8)	67.8	—	—	(4.0)
Provision for Income Taxes	(9.3)	(15.7)	—	(1.0)	(25.9)
Net Income	22.1	52.1	—	(1.0)	73.2
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	(0.1)
Net Income Attributable to BWXT	$21.9	$52.1	$—	$(1.0)	73.0

Diluted Shares Outstanding	98.6				98.6
Diluted Earnings per Common Share	$0.22	$0.52	$—	$(0.01)	$0.74

Effective Tax Rate	29.6%				26.2%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Year Ended December 31, 2019
	GAAP	Pension & OPEB MTM (Gain) / Loss	Acquisition Related Costs	Restructuring & Impairment Costs	Non-GAAP

Operating Income	$325.5	$—	$0.2	$5.8	$331.5
Other Income (Expense)	(11.8)	3.6	—	—	(8.1)
Provision for Income Taxes	(69.1)	(0.9)	(0.0)	(1.5)	(71.5)
Net Income	244.7	2.7	0.1	4.3	251.8
Net Income Attributable to Noncontrolling Interest	(0.6)	—	—	—	(0.6)
Net Income Attributable to BWXT	$244.1	$2.7	$0.1	$4.3	251.3

Diluted Shares Outstanding	95.8				95.8
Diluted Earnings per Common Share	$2.55	$0.03	$0.00	$0.04	$2.62

Effective Tax Rate	22.0%				22.1%

NPG Operating Income	$53.8			$2.6	$56.4
NSG Operating Income	$14.2			$2.9	$17.1

Year Ended December 31, 2018
	GAAP	Pension & OPEB MTM (Gain) / Loss	Acquisition Related Costs	Recognition of Debt Issuance Costs from Former Credit Facility	Gain on Forward Contracts	One Time Tax (Benefit) / Losses	Non-GAAP

Operating Income	$305.0	$—	$2.5	$—	$—	$—	$307.5
Other Income (Expense)	(24.8)	32.6	—	2.4	(4.7)	—	5.5
Provision for Income Taxes	(52.8)	(7.5)	(0.6)	(0.6)	1.2	(13.5)	(73.8)
Net Income	227.3	25.1	1.9	1.8	(3.5)	(13.5)	239.1
Net Income Attributable to Noncontrolling Interest	(0.3)	—	—	—	—	—	(0.3)
Net Income Attributable to BWXT	$227.0	$25.1	$1.9	$1.8	$(3.5)	$(13.5)	238.8

Diluted Shares Outstanding	100.0						100.0
Diluted Earnings per Common Share	$2.27	$0.25	$0.02	$0.02	$(0.03)	$(0.13)	$2.39

Effective Tax Rate	18.9%						23.6%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
ASSETS

	December 31,
	2019	2018
	(In thousands)
Current Assets:
Cash and cash equivalents	$86,540	$29,871
Restricted cash and cash equivalents	3,056	3,834
Investments	5,843	3,597
Accounts receivable – trade, net	56,721	71,574
Accounts receivable – other	13,426	13,374
Retainages	46,670	57,885
Contracts in progress	376,037	318,454
Other current assets	41,462	43,859
Total Current Assets	629,755	542,448
Property, Plant and Equipment, Net	580,241	439,239
Investments	7,620	7,382
Goodwill	275,502	274,082
Deferred Income Taxes	58,689	63,908
Investments in Unconsolidated Affiliates	70,116	63,746
Intangible Assets	191,392	228,676
Other Assets	95,598	35,615
TOTAL	$1,908,913	$1,655,096

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,
	2019	2018
	(In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$14,711	$14,227
Accounts payable	170,678	114,751
Accrued employee benefits	82,640	77,386
Accrued liabilities – other	52,213	62,163
Advance billings on contracts	75,425	98,477
Accrued warranty expense	9,042	10,344
Total Current Liabilities	404,709	377,348
Long-Term Debt	809,442	753,617
Accumulated Postretirement Benefit Obligation	23,259	19,236
Environmental Liabilities	80,368	86,372
Pension Liability	172,508	173,469
Other Liabilities	14,515	9,353
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 126,579,285 and 125,871,866 shares at December 31, 2019 and December 31, 2018, respectively	1,266	1,259
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	—	—
Capital in excess of par value	134,069	115,725
Retained earnings	1,344,383	1,166,762
Treasury stock at cost, 31,266,670 and 30,625,074 shares at December 31, 2019 and December 31, 2018, respectively	(1,068,164)	(1,037,795)
Accumulated other comprehensive income (loss)	(7,448)	(10,289)
Stockholders' Equity – BWX Technologies, Inc.	404,106	235,662
Noncontrolling interest	6	39
Total Stockholders' Equity	404,112	235,701
TOTAL	$1,908,913	$1,655,096

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$501,235	$477,998	$1,894,920	$1,799,889
Costs and Expenses:
Cost of operations	361,666	323,989	1,361,056	1,295,876
Research and development costs	2,041	3,550	17,672	15,223
Losses (gains) on asset disposals and impairments, net	2,679	66	2,824	64
Selling, general and administrative expenses	58,475	54,893	216,771	214,092
Total Costs and Expenses	424,861	382,498	1,598,323	1,525,255
Equity in Income of Investees	6,506	7,645	28,924	30,343
Operating Income	82,880	103,145	325,521	304,977
Other Income (Expense):
Interest income	158	139	942	2,479
Interest expense	(8,217)	(8,469)	(35,320)	(27,823)
Other – net	3,804	(63,472)	22,599	512
Total Other Income (Expense)	(4,255)	(71,802)	(11,779)	(24,832)
Income before Provision for Income Taxes	78,625	31,343	313,742	280,145
Provision for Income Taxes	17,056	9,262	69,065	52,840
Net Income	$61,569	$22,081	$244,677	$227,305
Net Income Attributable to Noncontrolling Interest	(120)	(146)	(562)	(347)
Net Income Attributable to BWX Technologies, Inc.	$61,449	$21,935	$244,115	$226,958
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.64	$0.22	$2.56	$2.29
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.64	$0.22	$2.55	$2.27
Shares used in the computation of earnings per share:
Basic	95,476,610	97,619,549	95,377,414	99,062,087
Diluted	95,932,391	98,571,419	95,810,538	100,019,053

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$244,677	$227,305
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,722	60,097
Income of investees, net of dividends	(7,969)	(8,106)
Provision for deferred taxes	3,794	17,446
Recognition of losses for pension and postretirement plans	6,222	34,554
Stock-based compensation expense	12,726	11,883
Other, net	963	(2,238)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	15,605	37,282
Accounts payable	44,592	1,888
Retainages	11,477	24,911
Contracts in progress and advance billings on contracts	(78,645)	(34,012)
Income taxes	(3,833)	(23,257)
Accrued and other current liabilities	(14,135)	11,596
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(8,822)	(187,425)
Other, net	(9,006)	(2,634)
NET CASH PROVIDED BY OPERATING ACTIVITIES	279,368	169,290
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(182,124)	(109,338)
Acquisition of businesses	—	(212,993)
Purchases of securities	(4,208)	(4,520)
Sales and maturities of securities	5,874	3,933
Investments, net of return of capital, in equity method investees	255	(9,059)
Other, net	208	5,253
NET CASH USED IN INVESTING ACTIVITIES	(179,995)	(326,724)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	699,600	1,158,800
Repayments of long-term debt	(654,095)	(876,206)
Payment of debt issuance costs	—	(9,443)
Repurchases of common shares	(20,000)	(214,759)
Dividends paid to common shareholders	(65,374)	(63,821)
Exercises of stock options	4,446	3,573
Cash paid for shares withheld to satisfy employee taxes	(9,190)	(6,796)
Other, net	900	(671)
NET CASH USED IN FINANCING ACTIVITIES	(43,713)	(9,323)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	332	(9,979)
TOTAL INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	55,992	(176,736)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	36,408	213,144
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$92,400	$36,408
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$39,670	$16,993
Income taxes (net of refunds)	$70,056	$58,715
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$39,528	$29,470

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$370,950	$351,074	$1,428,587	$1,319,170
Nuclear Power Group	97,226	98,236	352,640	365,911
Nuclear Services Group	39,179	31,443	131,339	122,438
Eliminations	(6,120)	(2,755)	(17,646)	(7,630)
TOTAL	$501,235	$477,998	$1,894,920	$1,799,889

SEGMENT INCOME:
Nuclear Operations Group	$71,810	$91,122	$298,328	$271,405
Nuclear Power Group	17,382	13,633	53,815	52,270
Nuclear Services Group	5,649	9,192	14,226	20,374
Other	(3,311)	(4,532)	(23,099)	(18,074)
SUBTOTAL	91,530	109,415	343,270	325,975
Unallocated Corporate	(8,650)	(6,270)	(17,749)	(20,998)
TOTAL	$82,880	$103,145	$325,521	$304,977

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,680	$8,128	$33,231	$32,132
Nuclear Power Group	4,041	5,460	17,054	17,154
Nuclear Services Group	917	801	3,246	3,401
Other	242	—	787	—
Corporate	1,813	2,016	7,404	7,410
TOTAL	$15,693	$16,405	$61,722	$60,097

CAPITAL EXPENDITURES:
Nuclear Operations Group	$44,159	$42,889	$133,279	$93,360
Nuclear Power Group	13,062	2,393	38,053	4,710
Nuclear Services Group	202	668	1,169	974
Other	87	1,440	2,597	2,780
Corporate	1,985	1,460	7,026	7,514
TOTAL	$59,495	$48,850	$182,124	$109,338

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$4,514,770	$2,636,824	$4,514,770	$2,636,824
Nuclear Power Group	729,748	803,634	729,748	803,634
Nuclear Services Group	43,948	38,142	43,948	38,142
TOTAL	$5,288,466	$3,478,600	$5,288,466	$3,478,600

BOOKINGS:
Nuclear Operations Group	$1,439,923	$47,387	$3,302,152	$694,085
Nuclear Power Group	97,468	32,947	278,546	535,032
Nuclear Services Group	32,126	41,870	124,089	127,979
TOTAL	$1,569,517	$122,204	$3,704,787	$1,357,096